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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, and 33-27814) and Form S-8 (Nos. 333-59911, 333-28507, 333-41089, 333-17363, 333-13207,
333-13205, 333-02363, 2-87392, 33-23306, 33-35928, 33-53454, 33-55257, 33-56269
and 33-65467) of Union Planters Corporation of our report dated October 15, 1998, which appears on page B-2 of Exhibit 99.1 in this Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Union Planters Corporation.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
November 11, 1998